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                                                                     EXHIBIT 3.1

                           AMENDED AND RESTATED BYLAWS

                                       OF

                         INTERMOUNTAIN COMMUNITY BANCORP

                                    ARTICLE I
                                     OFFICES

      1.1 Registered Office. The Corporation's registered office shall be located at Third & Oak, Sandpoint, Idaho 83864, and shall continuously maintain in the State of Idaho a registered office that may be, but need not be, the same as any of its places of business.

      1.2 Principal and Other Offices. The Corporation shall also have a principal business office located at Third & Oak, Sandpoint, Idaho 83864, and may have such other offices, either within or without the State of Idaho, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II
                                  SHAREHOLDERS

      2.1 Annual Meetings.

            (a) The Corporation shall hold an annual meeting of the Shareholders on such date and at such time as may be designated by the Board of Directors, or, if not so designated, then not later than 120 days after the close of the Corporation's fiscal year for the purpose of electing directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in the State of Idaho the meeting shall be held on the next succeeding business day.

            (b) The failure to hold an annual meeting on the date fixed in accordance with Subsection (a) of this Section shall not affect the validity of any corporate action.

            (c) Unless otherwise permitted by the Board of Directors, business, including nomination of directors, may be properly brought before an Annual Meeting by a Shareholder only upon the Shareholder's timely notice in writing to the Secretary of the Corporation. . To be timely for purposes of advance notice requirements, a shareholder's proposal must be delivered to the Secretary at the principal executive offices of the corporation not less than one hundred twenty
(120) calendar days in advance of the first anniversary of the date the corporation's proxy statement was mailed to shareholders for the preceding year's annual meeting. In no event will the public announcement of an adjournment of a shareholders meeting commence a new time period for the giving of a shareholder's notice as described above. A shareholder's notice to the secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class number of shares of the corporation which are owned beneficially by such shareholder, (d) any material interest of the shareholder in such business, and
(e) any other

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information that is required to be provided by the shareholder pursuant to
Regulation 14A (or any successor thereto) under the Securities Exchange Act of 1934, as amended (the "1934 Act") in such shareholder's capacity as a proponent of a shareholder proposal. Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at any annual meting except in accordance with the procedures set forth in this section. The chairman of the annual meeting will, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section, and, if the Chairman should so determine, he or she will so declare at the meeting that any such business not properly brought before the meeting will not be transacted.

      2.2 Special Meetings.

            (a) The Corporation shall hold a Special Meeting of Shareholders on the call of the Chair of the Board, the Board of Directors, or upon request of Shareholders holding at least 20% of the outstanding Common Stock of the Corporation. Those calling the Special Meeting shall sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

            (b) Only business within the purpose or purposes described in the meeting notice may be conducted at a Special Meeting of Shareholders.

      2.3 Nomination for Directors.

            (a) Only persons who are nominated in accordance with the procedures set forth in this section will be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the Board of Directors, must be in writing and delivered to the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days in advance of the first anniversary of the date the Corporation's proxy statement was mailed to shareholders for the preceding year's annual meeting. In no event will the public announcement of an adjournment of a shareholders meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice must set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A (or any successor thereto) under the 1934 Act (including without limitation such person's written consent to being name in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such shareholder giving notice: (X) the name and

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address, as they appear on the Corporation's books, of the shareholder, (Y) the class and number of shares of the Corporation which are owned beneficially by such shareholder, and (Z) any other information that is required to be provided by the shareholder pursuant to Regulation 14A (or any successor thereto) under the 1934 Act in such shareholder's capacity as a proponent of a shareholder nomination. At the request of the Board of Directors, any person nominated by a shareholder for election as a director will furnish to the secretary of the Corporation that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee. No person will be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this section. The Chairman of the meeting will, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the Chairman so determines, he or she will so declare at the meeting, and the defective nomination will be disregarded.

            (b) Consideration for Management's Recommended Slate of Directors. Upon the receipt of a shareholder nomination made in accordance with the procedures prescribed by Section 2.3(a) of these Bylaws, such nomination will be evaluated by the Corporation's board of directors or a committee thereof in accordance with its evaluation procedures, in order to determine whether such nominee should be included in the slate of persons recommended by the Board of Directors to the Corporation's shareholders for election at the next annual meeting. Nothing in this provision requires that the board include the proposed nominee in the slate of directors recommended to shareholders in management's annual proxy statement.

      2.4 No Action Without a Meeting. Any action required or permitted to be taken by the Shareholders of the Corporation must be effected at a duly called Annual or Special Meeting of such Shareholders and may not be effected by any consent in writing by such Shareholders.

      2.5 Place of Meetings. The Board of Directors may designate any place, within or without the State of Idaho, as the place of meeting for any Annual or Special Meeting. If no designation is made, the place of meeting shall be the Corporation's principal office.

      2.6 Notice of Meetings.

            (a) The Corporation shall notify Shareholders of the date, time and place of each Annual and Special Meeting of Shareholders not earlier than 60 days or less than 10 days before the meeting date. The Corporation is required to give notice only to Shareholders entitled to vote at the meeting.

            (b) Notice of an Annual Meeting need not include a description of the purpose or purposes for which the meeting is called.

            (c) Notice of a Special Meeting must include a description of the purpose or purposes for which the meeting is called. Only the business described in the notice shall be conducted at the Special Meeting.

            (d) If an Annual or Special Meeting of Shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new

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date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, however, then notice of the adjourned meeting must be given to persons who are Shareholders as of the new record date.

      2.7 Waiver of Notice.

            (a) A Shareholder at any time may waive any notice required by law, the Articles of Incorporation or these Bylaws. The waiver must be in writing, signed by the Shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

            (b) A Shareholder's attendance at a meeting waives objection to:

                  (1) Lack of notice or defective notice of the meeting, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

                  (2) Consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

      2.8 Record Date.

            (a) The Board of Directors shall fix in advance a record date in order to determine the Shareholders entitled to notice of a meeting of Shareholders, to demand a Special Meeting of Shareholders, to vote, to receive payment of a dividend or other distribution or to take any other action or exercise any other right of Shareholders. The record date shall not be more than 70 days before the meeting or action requiring a determination of Shareholders.

            (b) If the Board of Directors fails to fix the record date for determining Shareholders entitled to demand a Special Meeting of Shareholders, then the record date shall be the date the first Shareholder signs the demand.

            (c) If the Board of Directors fails to fix the record date for determining Shareholders entitled to notice of and to vote at an Annual or Special Meeting of Shareholders, then the record date shall be the close of business on the day before the first notice is delivered to Shareholders.

            (d) If the Board of Directors fails to fix the record date for determining Shareholders entitled to a share dividend, then the record date shall be the date the Board authorizes the share dividend.

            (e) If the Board of Directors fails to fix the record date for determining Shareholders entitled to a distribution, other than a date involving a repurchase or reacquisition of shares, then the record date shall be the date the Board authorizes the distribution.

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            (f) A determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

      2.9 Organization of Meetings. At every meeting of Shareholders:

            (a) The Chair of the Board, or if the Chair of the Board has not been appointed or is absent, then the Vice Chairman, if any, and if the Vice Chairman is absent, then any individual chosen by a majority in interest of the Shareholders entitled to vote at the meeting, shall act as chair of the meeting.

            (b) The Secretary, or if the Secretary is absent then any Assistant Secretary, or if no Assistant Secretary has been appointed or is present, then any individual chosen by a majority in interest of the Shareholders entitled to vote at the meeting, shall act as secretary of the meeting.

      2.10 List of Shareholders for Meetings.

            (a) After fixing a record date for a meeting of Shareholders, the Secretary shall prepare an alphabetical list of the names of all of the Shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each Shareholder.

            (b) The list of Shareholders must be available for inspection by any Shareholder at least 10 days before the meeting for which the list was prepared and continuing through the meeting at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A Shareholder or the Shareholder's agent or attorney is entitled on written demand and demonstration of a proper purpose to inspect and, subject to the requirements of law, to copy the list at the principal office of the Corporation during regular business hours and at the Shareholder's expense during the period it is available for inspection.

            (c) The Secretary shall make the list of Shareholders available at the meeting, and any Shareholder or the Shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

            (d) Refusal or failure to prepare or make available the list of Shareholders does not affect the validity of action taken at the meeting.

      2.11 Quorum.

            (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or law provide for a lesser or greater number, a majority of the votes

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entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

            (b) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

      2.12 Voting.

            (a) Each outstanding share is entitled to one vote on each matter voted on at a meeting of Shareholders. Votes may not be cumulated for any matter brought before the Shareholders for a vote.

            (b) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if a majority of the votes cast within the voting group favor the action, unless the Articles of Incorporation or law require a greater number of affirmative votes.

            (c) Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes for the election of a director or directors.

            (d) If the Articles of Incorporation or law provide for voting by a single group on a matter, action on that matter is taken when voted upon by that voting group.

      2.13 Proxies.

            (a) A Shareholder may vote shares in person or by proxy.

            (b) A Shareholder may appoint a proxy to vote or otherwise act for the Shareholder by signing an appointment form, either personally or by the Shareholder's attorney-in-fact.

            (c) An appointment of a proxy is effective when received by the Secretary. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form.

      2.14 Acceptance of Votes.

            (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a Shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the Shareholder.

            (b) If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its Shareholder, the Corporation, if acting in good faith, nevertheless is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the Shareholder if:

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                  (1) The Shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

                  (2) The name signed purports to be that of an administrator, executor, guardian or conservator representing the Shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

                  (3) The name signed purports to be that of a receiver or
            trustee in bankruptcy of the Shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

                  (4) The name signed purports to be that of a pledgee,
            beneficial owner or attorney-in--fact of the Shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the Shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; or

                  (5) Two or more persons are the Shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

            (c) The Corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the Shareholder.

            (d) Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

            (e) The shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by a second domestic or foreign Corporation, and the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second Corporation. The preceding sentence does not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

                                   ARTICLE III
                               BOARD OF DIRECTORS

      3.1 General Powers. All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitations set forth in the Articles of Incorporation.

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      3.2 Number, Qualification and Term.

            (a) The number of directors shall be not less than five (5) and not more than fifteen (15). The number of directors shall be within the limits specified, and as determined by resolutions adopted by the directors and may, subject to the Articles of Incorporation, be increased or decreased from time to time by amendment of these Bylaws, but no decrease shall shorten the term of an incumbent director.

            (b) Directors shall be elected in accordance with the provisions of the Articles of Incorporation.

            (c) Directors need not be residents of the State of Idaho or Shareholders of the Corporation.

            (d) The terms of the initial directors expire at the first meeting of Shareholders at which directors are elected. The terms of all other directors expire at the next Annual Meeting of Shareholders following their election except that in the event the Board of Directors consists of nine (9) or more directors, then their terms and the dates of their election shall be as provided for in the Articles of Incorporation. Despite the expiration of a director's term, the director continues to serve until the director's successor is elected and qualifies or until there is a decrease in the number of directors.

      3.3 Resignation.

            (a) A director may resign at any time by delivering written notice to the Board of Directors, the Chair of the Board or the Corporation.

            (b) A resignation is effective when the notice is effective under
Article VIII of these Bylaws unless the notice specifies a later effective date.

            (c) Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

      3.4 Removal by Shareholders.

            (a) The Shareholders may remove one or more directors in the midst of the director's term only for "cause" as defined and provided in the Articles of Incorporation.

            (b) A director may be removed only if the number of votes cast to remove the director exceed the number of votes cast not to remove the director. Shareholders do not have the right to cumulate their votes for the removal of a director or directors.

            (c) A director may be removed by the Shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

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      3.5 Vacancies.

            (a) If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

                  (1) The Board may fill the vacancy;

                  (2) If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office; and

                  (3) Shareholders may not fill vacancies.

            (b) A director elected to fill a vacancy shall hold office for the unexpired portion of the term of the director whose position shall be vacant and until his or her successor shall be elected and qualified.

      3.6 Compensation. The Board of Directors, by resolution, may pay each director his or her expenses, if any, of attendance at each meeting of the Board or of a committee of the Board, as well as a stated salary for his or her service as a director or a fixed sum for attendance at each meeting of the Board or of a committee of the Board or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      3.7 Regular Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Board may provide, by resolution, the time and place, either within or without the State of Idaho, for the holding of regular meetings without other notice than such resolution.

      3.8 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chair of the Board or any two of the directors. The person or persons authorized to call Special Meetings of the Board may fix the time and place, either within or without the State of Idaho, as the time and place for holding any Special Meeting of the Board called by him, her or them.

      3.9 Telephone Meetings. The Board of Directors may permit any or all directors to participate in a regular or Special Meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

      3.10 Action Without a Meeting.

            (a) Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written-consents describing the action taken,

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signed by each director and included in the minutes or filed with the corporate records reflecting the action taken.

            (b) Action taken under this Section is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

            (c) A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

      3.11 Notice of Meetings. Special Meetings of the Board of Directors must be preceded by at least two days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the Special Meeting. Notice shall be provided as set forth in Section 8.2.

      3.12 Waiver of Notice.

            (a) A director at any time may waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as provided in Subsection (b) of this Section 3.12, the waiver must be in writing, must be signed by the director entitled to the notice, must specify the meeting for which notice is waived and must be filed with the minutes or corporate records.

            (b) A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      3.13 Organization of Meetings. At every meeting of the Board of Directors:

            (a) The Chair of the Board, or if the Chair of the Board has not been appointed or is absent, then the Vice Chair of the Board, or if the Vice Chair of the Board has not been appointed or is absent, then any director chosen by a majority of the directors present at the meeting, shall act as chair of the meeting.

            (b) The Secretary, or if the Secretary is absent then any Assistant Secretary, or if no Assistant Secretary has been appointed or is present, then any individual chosen by a majority of the directors present at the meeting, shall act as secretary of the meeting.

      3.14 Quorum. A quorum of the Board of Directors consists of:

            (a) If the Corporation has a fixed Board size, a majority of the fixed number of directors; or

            (b) If the Corporation has a variable-range size Board, a majority of the number of directors prescribed, or if no number is prescribed, a majority of the number in office immediately before the meeting begins.

      3.15 Voting.

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            (a) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors.

            (b) A director who is present at a meeting of the Board of Directors or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless:

                  (1) The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting;

                  (2) The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

                  (3) The director delivers written notice of dissent or
            abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

      3.16 Committees.

            (a) The Board of Directors may create one or more committees and appoint members of the Board to serve on them. Each committee shall have two or more members, who serve at the pleasure of the Board.

            (b) The creation of a committee and appointment of members to it must be approved by the greater of a majority of all the directors in office when the action is taken or the number of directors required to take action under Section 3.15.

            (c) The provisions of the Articles of Incorporation and these Bylaws governing meetings, action without meetings, notice, waiver of notice and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

            (d) Except as provided in Subsection (e) of this Section 3.16, to the extent specified by the Board of Directors or in the Articles of Incorporation, each committee may exercise the authority of the Board.

            (e) A committee may not:

                  (1)   Authorize distributions;

                  (2) Approve or propose to Shareholders actions that are required to be approved by Shareholders;

                  (3) Fill vacancies on the Board of Directors or on any of its committees;

                  (4)   Amend the Articles of Incorporation;

                  (5)   Adopt, amend or repeal bylaws;

                  (6) Approve a plan of merger not requiring Shareholder approval;

                  (7)   Authorize or approve reacquisition of shares; or

                  (8) Authorize or approve the issuance or sale or contract for issuance or sale of shares or any other securities of the Corporation, or determine the designation and relative rights, preferences and limitations of a class or series of shares of the Corporation.

      3.17 Conflicts of Interest. A conflict of interest transaction is not voidable by the Corporation solely because of a director's interest in the transaction if any one of the following is true:

            (a) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board and the Board or committee authorized, approved or ratified the transaction;

            (b) The material facts of the transaction and the director's interest were disclosed or known to the Shareholders entitled to vote and they authorized, approved or ratified the transaction; or

            (c) The transaction was fair to the Corporation.

      3.18 Loans to Directors.

            (a) The Corporation may not lend money to or guarantee the obligation of a director unless:

                  (1) The particular loan or guaranty is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, excluding the votes of shares owned by or voted under the control of the benefitted director; or

                  (2) The Board of Directors determines that the loan or guaranty benefits the Corporation and either approves the specific loan or guaranty or a general plan authorizing loans and guaranties.

            (b) The fact that a loan or guaranty is made in violation of this Section does not affect the borrowers liability on the loan.

      3.19 Certain Board Actions.

            (a) Subject to the provisions of the Articles of Incorporation, the Board of Directors, when evaluating any offer of another party to (i) make a tender or exchange offer for the equity securities of the Corporation or any subsidiary, (ii) merge or consolidate the Corporation or any subsidiary with another Corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, or of any subsidiary, may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its Shareholders, give due consideration to all relative factors, including by way of illustration but not of limitation any or all of the following:

                  (1) Whether the offer is acceptable based on historical
            operating results, the financial condition of the Corporation and its subsidiaries, and its future prospects;

                  (2) Whether a more favorable offer could be obtained for the
            Corporation's or its subsidiaries' securities or assets in the foreseeable future;

                  (3) The social, economic, or any other material impact that an acquisition of the equity securities of the Corporation or substantially all of its assets would have upon the employees and customers of the Corporation and its subsidiaries and the communities that they serve;

                  (4) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock;

                  (5) The value of the securities, if any, that the offeror is offering in exchange for the Corporation's or its subsidiaries' securities or assets based on an analysis of the worth of the Corporation or its subsidiaries as compared to the offeror Corporation or other entity whose securities are being offered; and

                  (6) Any antitrust or other legal or regulatory issues that are raised by the offer.

            (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any and all of the following:

                  (1) Recommending that Shareholders not accept the offer;

                  (2) Litigation against the offeror;

                  (3) Filing complaints or protests with any governmental and regulatory authorities;

                  (4) Acquiring the Corporation's securities, subject to the requirements of applicable law;

                  (5) Selling or otherwise issuing authorized but unissued
            securities or granting options with respect thereto; and

                  (6) Obtaining a more favorable offer from another individual or entity.

                                   ARTICLE IV

                                    OFFICERS

      4.1 Number.

            (a) The officers of the Corporation shall include a President and a Secretary and may also include one or more Vice Presidents and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers, assistant officers and agents as may be deemed necessary may be elected or appointed by the Board and shall have such powers and duties as may be prescribed by the Board.

            (b) The same individual may simultaneously hold more than one office in the Corporation.

      4.2 Term of Office. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the officers resignation or removal.

      4.3 Resignation.

            (a) An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is effective under
Article VIII unless the notice specifies a later effective date.

            (b) Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

      4.4 Removal. The Board of Directors may remove any officer at any time with or without cause.

      4.5 Contract Rights of Officers. The election of an officer does not itself create contract rights. Removal or resignation of an officer does not affect the contract rights, if any, of the Corporation or the officer.

      4.6 Chair of the Board. The Chair of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be prescribed by the Board.

      4.7 Vice Chair of the Board. The Vice Chair of the Board shall preside at all meetings of the Board of Directors in the absence of the Chair and shall perform such other duties as from time to time may be prescribed by the Board.

      4.8 President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, in general shall supervise, direct and control the business and affairs and the other officers of the Corporation. The President shall perform all duties commonly incident to the office of President and such other duties as from time to time may be assigned by the Board.

      4.9 Secretary. The Secretary shall:

            (a) Prepare the minutes of all meetings of the Board of Directors and all committees of the Board and of all meetings of Shareholders and shall have custody of the minute book and other corporate records;

            (b) Countersign all instruments requiring the seal of the Corporation except when the power to sign or execute is expressly delegated to another officer by the Board of Directors or these Bylaws;

            (c) See that all notices provided for in these Bylaws are duly given;

            (d) Keep a register of the mailing address of each Shareholder as furnished to the Secretary by such Shareholder;

            (e) Have general charge of the stock transfer books of the Corporation;

            (f) Authenticate records of the Corporation; and

            (g) In general perform all duties commonly incident to the office of Secretary and such other duties as from time to time may be assigned by the President or the Board.

      4.10 Treasurer. The Treasurer shall:

            (a) Have charge and custody of and be responsible for all funds and securities of the Corporation;

            (b) Receive and give receipts for monies due and payable to the Corporation from an-y source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws;

            (c) If required by the Board, give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine; and

            (d) In general perform all duties commonly incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Board of Directors.

      4.11 Salaries. The salary of the President and Chief Executive Officer shall be fixed from time to time by the Board of Directors. Salaries of other employees shall be fixed from time to time by the President and Chief Executive Officer, subject to the approval of the Board of Directors. The President and Chief Executive Officer shall not be prevented from receiving such salary because the officer is also a director of the Corporation. The President and Chief Executive Officer who also is a director may vote upon his or her own salary.

      4.12 Officers' Bonds. Any active officer or employee shall give or cause to be provided such bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall request.

                                    ARTICLE V

                                     SHARES

      5.1 Issuance of Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, or other securities of the Corporation.

      5.2 Share Options. The Corporation may issue rights, options or warrants for the purchase of shares of the Corporation. The Board of Directors shall determine the terms upon which such rights, options or warrants are issued, their form and content and the consideration for which the shares are to be issued.

      5.3 Certificates for Shares.

            (a) The Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates under section (b), below.

            (b) Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors, provided that each certificate shall state on its face:

                  (1) The name of the Corporation and that it is organized under the laws of the State of Idaho;

                  (2) The name of the person to whom the shares are issued; and

                  (3) The number and class of shares and the designation of the series, if any, the certificate represents.

            (c) If the Corporation is authorized in its Articles of Incorporation to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class, the variations in rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series either shall be summarized on the front or back of each certificate or each certificate shall state conspicuously on its front or back that the Corporation will furnish the Shareholder with this information on request in writing and without charge.

            (d) Certificates shall be signed, either manually or with a facsimile of manual signatures, by the President and by the Secretary or an Assistant Secretary.

            (e) All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      5.4 Transfer of Shares. Transfer of shares of the Corporation shall be made only by the holder of record thereof, the holder's legal representative (who shall furnish proper evidence of authority to transfer) or the holder's attorney (who shall furnish a proper power of attorney duly executed and filed with the Secretary of the Corporation). The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

      5.5 Restrictions on Transfer. No securities of the Corporation and no certificate representing such securities shall be transferred in violation of any:

            (a) Law, or

            (b) Restriction on such transfer set forth in the Articles of Incorporation.

      5.6 No Fractional Shares. The Corporation shall not issue fractions of shares.

      5.7 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear their signatures.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

      6.1 Contracts. Except as provided otherwise by law or these Bylaws, the Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      6.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      6.3 Checks and Drafts. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers and agent or agents of the Corporation as from time to time shall be determined by resolution of the Board of Directors.

      6.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VII

                                    DIVIDENDS

      From time to time, the Board of Directors in the exercise of sound discretion may declare and the Corporation may pay dividends or make other distributions to its Shareholders subject to the requirements of law.

                                  ARTICLE VIII

                                     NOTICE

      8.1 Written Notice. Notice shall be in writing unless oral notice is specifically permitted under the circumstances by these Bylaws. All notices by the Corporation to the Shareholders shall be in writing.

      8.2 Methods of Notice. Notice may be communicated in person, by mail or other method of delivery; or by telephone, voice mail or other electronic means including e-mail. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where publishes, or by radio, television, or other form of public broadcast communication.

      8.3 When Notice Effective.

            (a) Written notice by the Corporation to a Shareholder, if in a comprehensible form, is effective when mailed if it is mailed postage prepaid and is correctly addressed to the Shareholder's address shown in the Corporation's current record of Shareholders, or upon electronic transmission.

            (b) Oral notice is effective when communicated if communicated in a comprehensible manner.

            (c) Notice by facsimile is effective when faxed to the number provided by the person entitled to notice.

      8.4 Notice to a Corporation. Written notice to a domestic or foreign Corporation authorized to transact business in the State of Idaho may be addressed to its registered agent at its registered office or to the domestic or foreign Corporation or its president or secretary at its principal office or mailing address as shown in the records of the office.

                                   ARTICLE IX

                                   AMENDMENTS

      These Bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or Special Meeting, subject to repeal or change by action of the Shareholders of the Corporation at a regular of Special Shareholders' Meeting.

                                    ARTICLE X

                                 INDEMNIFICATION

      10.1 Directors and Officers. The Corporation shall indemnify its directors and officers who are made, or threatened to be made, parties to a proceeding by reason of the fact that the person is or was a director or officer of the Corporation, for liability incurred by such persons as a result of such proceedings, to the fullest extent permitted by the Idaho Business Corporation Act ("The Act"), as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than The Act permitted the Corporation to provide prior to such amendment).

      10.2 No Presumption of Bad Faith. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the person had reasonable cause to believe that its conduct was unlawful.

      10.3 Advances of Expenses to Officers and Directors. The reasonable expenses incurred by a director or officer in any proceeding to which that person is made a party by reason of such person's office or directorship shall, at the written request of the director or officer, be paid by the Corporation prior to final judgment or disposition of the matter, if the director or officer:

            (a) Furnishes the Corporation a written affirmation of such person's good faith belief that such person is entitled to be indemnified by the Corporation; and

            (b) Furnishes the Corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the Corporation. Such advances shall be made without regard to the person's ability to repay such expenses and without advance determination of the person's ultimate entitlement to indemnification under this Article or otherwise.

      10.4 Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to or on behalf of directors and officers under this Article shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer who serves in such capacity at any time while this bylaw and relevant provisions of The Act and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Article to a director or officer shall be enforceable by on or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is improperly denied, in whole or in part, or (b) no disposition of such claim is made within 90 days after a written request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the reasonable expense of prosecuting the enforcement claim. It shall be a defense to any such action (other than an action brought to enforce a claim for reasonable expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under The Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in The Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) that the claimant has not met such applicable standard of conduct, by itself shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      10.5 Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of Articles of Incorporation, Bylaws, agreement, vote of Shareholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office. The Board of Directors is specifically authorized to enter into individual contracts with any or all of the Corporation's directors or officers on behalf of the Corporation respecting indemnification and advances, to the fullest extent permitted by the law. To the extent any such contract is more limited than the rights created by this Article, the contract shall govern.

      10.6 Survival of Rights. The rights conferred on any person by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

      10.7 Insurance. To the fullest extent permitted by The Act, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article or any contract. Any obligation or authorization of the Corporation for payment of indemnity or advancement of expenses to or on behalf of a director or officer pursuant to any provision in this or other documents shall be extinguished to the extent there is enforceable insurance coverage for the same expenses or liabilities. If insurance coverage is disputed, the Corporation shall advance any expenses and other payments required by this Article upon assignment of the claim against the insurer for failure to provide or pay such amounts.

      10.8 Amendment. Any repeal of this Article shall operate only prospectively and no repeal or modification hereof shall adversely affect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

      10.9 Savings Clause. If this Article or any portion hereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall retain the obligation or power to indemnify each director or officer to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

      10.10 Certain Definitions. For the purpose of this Article, the following definitions shall apply:

            (a) The term `proceeding shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

            (b) The term `expenses" shall be broadly construed and shall include, without limitation, reasonable expenses of investigations, judicial or administrative proceedings or appeals, attorneys fees and disbursements and reasonable expenses of establishing a right to indemnification under this Article but shall not include amounts paid in settlement, judgments, fines or other monetary penalties.

            (c) The term "liability" shall be broadly construed and shall include payment or legal responsibility to pay judgments and decrees, administrative imposition of fines or other monetary penalties, and reasonable settlement of disputed claims.

            (d) The term "Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

            (e) Reference to a "director" or "officer of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

            (f) Reference to "other enterprises" shall include employee benefit plans. References to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan. References to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to any employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, without reasonable cause to believe that any conduct asserted to constitute a criminal violation was unlawful shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

These amended and Restated Bylaws were approved by the Board on September 3, 2004.

/s/ Terry Merwin
--------------------------
Secretary